As Filed with the United States Securities and Exchange Commission on October 29, 2008

Registration No. 333 - 153747

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Amendment No. 1
to
FORM S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BB&T CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	6021	56-0939887
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code No.)	Identification No.)

200 West Second Street
Winston-Salem, North Carolina 27101
(336) 733-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Frances B. Jones
Executive Vice President, General Counsel, Corporate Secretary and
Chief Corporate Governance Officer
BB&T Corporation
200 West Second Street, 3rd Floor
Winston-Salem, North Carolina 27101
(336) 733-2180
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

Christopher J. Gyves
Womble Carlyle Sandridge & Rice, PLLC
One West Fourth Street
Winston-Salem, North Carolina 27101
(336) 721-3634
________________________

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ] ______________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ] ______________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒			Accelerated filer ☐
Non-accelerated filer ☐ (do not check if a smaller reporting company)			Smaller reporting company ☐

Calculation of Registration Fee

		Proposed maximum	Proposed maximum
Title of each class of	Amount	offering	aggregate
securities to be registered	to be registered (1)(2)	price per unit (3)	offering price (3)	Amount of registration fee

Common Stock, par value
$5.00 per share	4,619,940 shares	$35.475	$163,892,372	$6,441 (4)

(1) The amount being registered does not include 15,380,060 shares previously registered and as yet not sold under our Form S-4 registration statement no. 333-99287 and being carried forward pursuant to Rule 429 under the Securities Act of 1933, as amended. We previously paid a registration fee of approximately $52,460 with respect to such shares.
(2) If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered changes, the provisions of Rule 416(a) under the Securities Act of 1933, as amended, shall apply, and this registration statement shall be deemed to cover the additional securities resulting from the split of, or the dividend on, the securities covered by this registration statement.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Company’s Common Stock on September 29, 2008, as reported on the New York Stock Exchange.
(4) Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

Pursuant to Rule 429, the prospectus included in this registration statement is a combined prospectus which also relates to BB&T Corporation’s Form S-4 registration statement no. 333-99287. This registration statement also constitutes a post-effective amendment to Form S-4 registration statement no. 333-99287, and such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(c) of the Securities Act of 1933.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 29, 2008

20,000,000 Shares

BB&T Corporation

Common Stock

     By this prospectus, we may offer up to 20,000,000 shares of our common stock from time to time in connection with acquisitions of businesses, assets or securities of other companies whether by purchase, merger or any other form of acquisition or business combination.  We expect to offer and sell these shares within two years from the date of this prospectus.

     The amount and type of consideration we will offer and the other specific terms of each acquisition will be determined by negotiations with the owners or the persons who control the businesses, assets or securities we may acquire. We may structure business acquisitions in a variety of ways, including, but not limited to, acquiring stock, other equity interests or assets of the acquired business, merging the acquired business with us or one of our subsidiaries or acquiring the acquired business through one of our subsidiaries. We expect that the price of the shares we issue will be related to their market price, either when we tentatively or finally agree to the particular terms of the acquisition, when we issue the shares, when the acquisition is completed or during some other negotiated period, and may be based on average market prices or otherwise. We may issue shares at fixed offering prices, which may be changed, or at other negotiated prices. We may be required to provide further information by means of a post-effective amendment to the registration statement or a supplement to this prospectus once we know the actual information concerning a specific acquisition. We have not fixed a period of time during which the common stock offered by this prospectus may be offered or sold.

     We will pay all expenses of any offerings under this prospectus. We do not expect to pay any underwriting discounts or commissions in connection with issuing these shares, although we may pay finder’s fees in connection with certain acquisitions. Any person receiving a finder’s fee or broker’s commission may be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended.

     We may also permit individuals or entities who have received or will receive shares of our common stock in connection with the acquisitions described above to use this prospectus to cover resales of those shares. See “Resales of Shares” for information relating to resales of our common stock pursuant to this prospectus.

     Our common stock is traded on the New York Stock Exchange (NYSE) under the symbol “BBT.” On October 28, 2008, the last reported sale price for our common stock on the NYSE was $35.99 per share.

Investing in our common stock involves risks. See “Risk Factors” on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The shares of BB&T common stock offered by this prospectus are not savings or deposit accounts or other obligations of our bank or nonbank subsidiaries and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is October 29, 2008

     This prospectus incorporates important business and financial information about BB&T Corporation from other documents that are not included in or delivered with this prospectus. As described under the captions “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference,” we will provide you without charge, upon your request, a copy of any documents that we incorporate by reference, other than exhibits to those documents that are not specifically incorporated by reference into those documents. You may direct a request for a copy of a document orally or in writing to:

Shareholder Services
BB&T Corporation
150 South Stratford Road, Suite 300
Winston-Salem, North Carolina 27104
Telephone (800)-213-4314
Email: shareholderservices@bbandt.com

     To obtain timely delivery of this information, a request must be made no later than five (5) business days before the date of an investment decision.

PROSPECTUS SUMMARY

Our Business

     We are a financial holding company headquartered in Winston-Salem, North Carolina. We conduct our business operations primarily through Branch Banking and Trust Company, our North Carolina-chartered commercial bank subsidiary, which has offices in North Carolina, South Carolina, Virginia, Maryland, Georgia, West Virginia, Tennessee, Kentucky, Alabama, Florida, Indiana, and Washington, DC. The primary services offered by our subsidiaries include:

•	small business lending	•	wealth management / private banking
•	commercial middle market lending	•	investment brokerage services
•	real estate lending	•	capital markets services
•	retail lending	•	commercial finance
•	home equity lending	•	consumer finance
•	sales finance	•	international banking services
•	home mortgage lending	•	treasury services
•	commercial mortgage lending	•	venture capital
•	equipment finance	•	bankcard and merchant services
•	asset management	•	insurance premium finance
•	retail and wholesale agency insurance	•	supply chain management
•	institutional trust services	•	payroll processing

     Our principal executive offices are located at 200 West Second Street, Winston-Salem, North Carolina 27101, and the telephone number is (336) 733-2000. We maintain a website at www.bbt.com. Information on or accessible through our website is not part of this prospectus, and you should rely only on information contained in this prospectus and any applicable prospectus supplement when making a decision as to whether to invest in our common stock. If you would like to know more about us, see the documents incorporated by reference in this prospectus as described in the section “Incorporation of Certain Documents by Reference.”

     In this prospectus, the terms “BB&T,” “we,” “our” and “us” refer to BB&T Corporation and its subsidiaries unless the context suggests otherwise. The term “you” refers to a prospective investor.

The Offering

Number of shares to be offered	20,000,000

Purpose of the offering	The shares will be issued from time to time in connection with the acquisition of various businesses, assets or securities.

Common stock issued and outstanding	552,258,610
as of September 30, 2008

Use of proceeds	Other than the assets, businesses, or securities acquired,
there usually will be no proceeds to us from these offerings.

NYSE symbol	BBT

About this Prospectus

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer, from time to time, up to 20,000,000 shares of our common stock in connection with the acquisition of various businesses, assets or securities in one or more offerings. We expect to offer and sell these shares within two years from the date of this prospectus.  This prospectus provides a general description of the common stock that we may offer and issue and that may be offered and sold by selling shareholders. When we offer common stock under this prospectus, we may provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before investing in the common stock, you should carefully review both this prospectus and any applicable prospectus supplement, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.” Any statement that we make in this prospectus that is inconsistent with a statement made by us in a prospectus supplement will be deemed to be modified or superseded by the prospectus supplement.

     You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus or in any of the materials that we have incorporated by reference into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus and any prospectus supplement does not extend to you. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

RISK FACTORS

     Investing in our common stock involves risks. These risks include normal market risks, which are generally outside of our control, and risks that are inherent in our business. Before you invest in our securities you should carefully consider the risk factors described below and those risk factors that may be included in any applicable prospectus supplement together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference in evaluating an investment in our securities. The following risks can occur independently of each other or simultaneously. If any of the risks were to occur, our business, financial condition, results of operations and cash flows could suffer, and the trading price of our common stock could decline, and you might lose part or all of the value of your investment.

Risk Factors Related to Our Business

Changes in national and local economic conditions could lead to higher loan charge-offs and reduce our net income and growth.

     Our business is subject to periodic fluctuations based on national and local economic conditions. These fluctuations are not predictable, cannot be controlled, and may have a material adverse impact on our operations and financial condition even if other favorable events occur. Our banking operations are locally oriented and community-based. Accordingly, we expect to continue to be dependent upon local business conditions as well as conditions in the local residential and commercial real estate markets we serve. For example, an increase in unemployment, a decrease in real estate values or increases in interest rates, as well as other factors, could weaken the economies of the communities we serve. Weakness in our market area could depress our earnings and consequently our financial condition because:

  customers may not want or need our products or services;
  borrowers may not be able to repay their loans;
  the value of the collateral securing loans to borrowers may decline; and
  the quality of our loan portfolio may decline.

Any of the latter three scenarios could require us to charge off a higher percentage of loans and/or increase provisions for credit losses, which would reduce our net income.   For example, beginning in the third quarter of 2007 and continuing through the date of this prospectus, we experienced increasing credit deterioration due to ongoing challenges in the residential real estate markets. This period of credit deterioration combined with flat to declining real estate values resulted in increasing loan charge-offs and higher provisions for credit losses, which negatively impacted our net income.

Weakness in the markets for residential or commercial real estate, including the secondary residential mortgage loan markets, could reduce our net income and profitability.

     Since 2007, softening residential housing markets, increasing delinquency and default rates, and increasingly volatile and constrained secondary credit markets have been affecting the mortgage industry generally. Our financial results have been adversely affected by changes in real estate values, primarily in Georgia, Florida and metro Washington, D.C. Decreases in real estate values have adversely affected the value of property used as collateral for loans and investments in our portfolio. The poor economic conditions experienced in 2007 and 2008 resulted in decreased demand for real estate loans, and our net income and profits have suffered as a result.

     The declines in home prices in many markets across the U.S., including a number of markets in our banking footprint (primarily Georgia, Florida and metro Washington, D.C.), along with the reduced availability of mortgage credit, has also resulted in increases in delinquencies and losses in our portfolio of loans related to residential real estate, including our acquisition, development and construction loan portfolio. Further declines in home prices within our banking footprint (including markets that to date have not experienced significant declines)

coupled with a deepening economic recession and associated rises in unemployment levels could drive losses beyond the levels provided for in our allowance for loan losses. In that event, our earnings would be adversely affected.

      Additionally, recent weakness in the secondary market for residential lending has adversely impacted our profitability. Significant ongoing disruption in the secondary market for residential mortgage loans has limited the market for and liquidity of most mortgage loans other than conforming Fannie Mae, Freddie Mac and Ginnie Mae loans. The effects of ongoing mortgage market challenges, combined with the ongoing correction in residential real estate market prices and reduced levels of home sales, has resulted in price reductions in single family home values, adversely affecting the value of collateral securing mortgage loans held, mortgage loan originations and gains on sale of mortgage loans. Continued declines in real estate values and home sales volumes within our banking footprint, and financial stress on borrowers as a result of job losses, or other factors, could have further adverse effects on borrowers that result in higher delinquencies and greater charge-offs in future periods, which would adversely affect our financial condition and results of operations.

Market developments may adversely affect our industry, business and results of operations.

       Significant declines in the housing market in recent months, with falling home prices and increasing foreclosures and unemployment, have resulted in significant write-downs of asset values by many financial institutions, including government-sponsored entities and major commercial and investment banks. These write-downs, initially of mortgage-backed securities but spreading to credit default swaps and other derivative securities caused many financial institutions to seek additional capital, to merge with larger and stronger institutions and, in some cases, to fail. To date, BB&T has not experienced material asset write downs and we have produced quarterly earnings during 2007 and 2008, however, during this time we have experienced significant challenges and our credit quality has deteriorated and our net income and results of operations have been adversely impacted. Reflecting concern about the stability of the financial markets generally and the strength of counterparties, many lenders and institutional investors have reduced, and in some cases, ceased to provide funding to borrowers including other financial institutions. Although to date we have performed relatively well during the current financial crisis as compared with our peers and several of the largest financial institutions, we are part of the financial system and a systemic lack of available credit, a lack of confidence in the financial sector, increased volatility in the financial markets and reduced business activity could materially and adversely affect our business, financial condition and results of operations.

The capital and credit markets have experienced unprecedented levels of volatility.

       During 2008 the capital and credit markets experienced extended volatility and disruption. In the third quarter of 2008, the volatility and disruption reached unprecedented levels. In some cases, the markets produced downward pressure on stock prices and credit capacity for certain issuers without regard to those issuers’ underlying financial strength. If these levels of market disruption and volatility continue, worsen or abate and then arise at a later date, our ability to access capital could be materially impaired. Our inability to access the capital markets could constrain our ability to make new loans, to meet our existing lending commitments and, ultimately, jeopardize our overall liquidity and capitalization.

       In response to financial conditions affecting the banking system and financial markets and the potential threats to the solvency of investment banks and other financial institutions, the U.S. government has taken unprecedented actions. These actions include the government assisted acquisition of Bear Stearns by JPMorgan Chase, the federal conservatorship of Fannie Mae and Freddie Mac, and the US Treasury’s plan to inject capital and to purchase mortgage loans and mortgage-backed and other securities from financial institutions for the purpose of stabilizing the financial markets or particular financial institutions. You should not assume that these governmental actions will necessarily benefit the financial markets in general, or BB&T in particular. BB&T could also be adversely impacted if one or more of our direct competitors are beneficiaries of selective governmental interventions (such as FDIC assisted transactions) and we do not receive comparable assistance. Further, you should not assume that the government will continue to intervene in the financial markets at all. You should be aware that governmental intervention (or the lack thereof) could materially and adversely affect our business, financial condition and results of operations.

The soundness of other financial institutions could adversely affect us.

       Financial services institutions are interrelated as a result of trading, clearing, counterparty, or other relationships. We have exposure to many different industries and counterparties, and we and certain of our subsidiaries routinely execute transactions with counterparties in the financial services industry, including brokers and dealers, commercial banks, investment banks, mutual and hedge funds, and other institutional clients. Many of these transactions expose us to credit risk in the event of default of our counterparty or client. In addition, our credit risk may be exacerbated when the collateral held by us cannot be realized upon or is liquidated at prices not sufficient to recover the full amount of the loan or derivative exposure due us. These types of losses could materially and adversely affect our results of operations or earnings.

Changes in interest rates may have an adverse effect on our profitability.

     Our earnings and financial condition are dependent to a large degree upon net interest income, which is the difference between interest earned from loans and investments and interest paid on deposits and borrowings. The narrowing of interest rate spreads, meaning the difference between interest rates earned on loans and investments and the interest rates paid on deposits and borrowings, could adversely affect our earnings and financial condition. We cannot predict with certainty or control changes in interest rates. Regional and local economic conditions and the policies of regulatory authorities, including monetary policies of the Federal Reserve Board, affect interest income and interest expense. We have ongoing policies and procedures designed to manage the risks associated with changes in market interest rates. However, changes in interest rates still may have an adverse effect on our profitability. For example, high interest rates could adversely affect our mortgage banking business because higher interest rates could cause customers to apply for fewer mortgage refinancings or purchase mortgages.

Changes in banking laws could have a material adverse effect on us.

     We are extensively regulated under federal and state banking laws and regulations that are intended primarily for the protection of depositors, federal deposit insurance funds and the banking system as a whole. In addition, we are subject to changes in federal and state laws as well as changes in banking and credit regulations, and governmental economic and monetary policies. We cannot predict whether any of these changes may adversely and materially affect us. The current regulatory environment for financial institutions entails significant potential increases in compliance requirements and associated costs, including those related to consumer credit, with a focus on mortgage lending. For example, the North Carolina legislature has passed a number of bills that impose additional requirements, limitations and liabilities on mortgage loan brokers, originators and servicers. Generally, these enactments cover banks as well as state-licensed mortgage lenders. The legislatures of other states, such as Georgia, Maryland and South Carolina, may enact similar legislation in the future.

     Federal and state banking regulators also possess broad powers to take supervisory actions as they deem appropriate. These supervisory actions may result in higher capital requirements, higher insurance premiums and limitations on our activities that could have a material adverse effect on our business and profitability.

We may experience significant competition in our market area, which may reduce our customer base.

     There is intense competition among commercial banks in our market area. In addition, we compete with other providers of financial services, such as savings and loan associations, credit unions, consumer finance companies, securities firms, insurance companies, commercial finance and leasing companies, the mutual funds industry, full-service brokerage firms and discount brokerage firms, some of which are subject to less extensive regulations than we are with respect to the products and services they provide. Some of our larger competitors, including certain national banks that have a significant presence in our market area, have greater resources than we do, may have higher lending limits and may offer products and services not offered by us.

     We also experience competition from a variety of institutions outside of our market area. Some of these institutions conduct business primarily over the Internet and may thus be able to realize certain cost savings and offer products and services at more favorable rates and with greater convenience to the customer who can pay bills and transfer funds directly without going through a bank. This “disintermediation” could result in the loss of fee income, as well as the loss of customer deposits and income generated from those deposits. In addition, changes in consumer spending and saving habits could adversely affect our operations, and we may be unable to timely develop competitive new products and services in response to these changes.

Maintaining or increasing our market share may depend on lowering prices and market acceptance of new products and services.

     Our success depends, in part, on our ability to adapt our products and services to evolving industry standards. There is increasing pressure to provide products and services at lower prices. Lower prices can reduce our net interest margin and revenues from our fee-based products and services. In addition, the widespread adoption of new technologies, including internet services, could require us to make substantial expenditures to modify or adapt our existing products and services. Also, these and other capital investments in our business may not produce expected growth in earnings anticipated at the time of the expenditure. We might not be successful in introducing new products and services, achieving market acceptance of our products and services, or developing and maintaining loyal customers.

Acts or threats of terrorism and political or military actions taken by the United States or other governments could adversely affect general economic or industry conditions.

     Geopolitical conditions may affect our earnings. Acts or threats of terrorism and political or military actions taken by the United States or other governments in response to terrorism, or similar activity, could adversely affect general economic or industry conditions.

Unpredictable catastrophic events could have a material adverse effect on us.

       The occurrence of catastrophic events such as hurricanes, tropical storms, earthquakes, pandemic disease, windstorms, floods, severe winter weather (including snow, freezing water, ice storms and blizzards), fires and other catastrophes could adversely affect our consolidated financial condition or results of operations. Unpredictable natural and other disasters could have an adverse effect on us in that such events could materially disrupt our operations or the ability or willingness of our customers to access the financial services offered by us. Our property and casualty insurance operations also expose us to claims arising out of catastrophes. The incidence and severity of catastrophes are inherently unpredictable. Although we carry insurance to mitigate our exposure to certain catastrophic events, catastrophic events could nevertheless reduce our earnings and cause volatility in our financial results for any fiscal quarter or year and have a material adverse effect on our financial condition or results of operations.

We face significant operational risk.

     We are exposed to many types of operational risk, including reputational risk, legal and compliance risk, the risk of fraud or theft by employees or outsiders, unauthorized transactions by employees or operational errors, including clerical or record-keeping errors or those resulting from faulty or disabled computer or telecommunications systems. Negative public opinion can result from our actual or alleged conduct in any number of activities, including lending practices, corporate governance and acquisitions and from actions taken by government regulators and community organizations in response to those activities. Negative public opinion can adversely affect our ability to attract and keep customers and can expose it to litigation and regulatory action.

     Because the nature of the financial services business involves a high volume of transactions, certain errors may be repeated or compounded before they are discovered and successfully rectified. Our necessary dependence upon automated systems to record and process our transaction volume may further increase the risk that technical flaws or employee tampering or manipulation of those systems will result in losses that are difficult to detect. We may also be subject to disruptions of our operating systems arising from events that are wholly or partially beyond our control (for example, computer viruses or electrical or telecommunications outages), which may give rise to disruption of service to customers and to financial loss or liability. We are further exposed to the risk that our external vendors may be unable to fulfill their contractual obligations (or will be subject to the same risk of fraud or operational errors by their respective employees as are we) and to the risk that our (or our vendors’) business continuity and data security systems prove to be inadequate.

Our liquidity could be impaired by an inability to access the capital markets or an unforeseen outflow of cash.

     Liquidity is essential to our businesses. Due to circumstances that we may be unable to control, such as a general market disruption or an operational problem that affects third parties or us, our liquidity could be impaired by an inability to access the capital markets or an unforeseen outflow of cash. Our credit ratings are important to our liquidity. A reduction in our credit ratings could adversely affect our liquidity and competitive position, increase our borrowing costs, limit our access to the capital markets or trigger unfavorable contractual obligations.

Our reported financial results depend on management’s selection of accounting methods and certain assumptions and estimates.

      Our accounting policies and methods are fundamental to the methods by which we record and report our financial condition and results of operations. Our management must exercise judgment in selecting and applying many of these accounting policies and methods so they comply with generally accepted accounting principles and reflect management’s judgment of the most appropriate manner to report our financial condition and results. In some cases, management must select the accounting policy or method to apply from two or more alternatives, any of which might be reasonable under the circumstances, yet might result in our reporting materially different results than would have been reported under a different alternative.

      Certain accounting policies are critical to presenting our financial condition and results. They require management to make difficult, subjective or complex judgments about matters that are uncertain. Materially different amounts could be reported under different conditions or using different assumptions or estimates. These critical accounting policies include: the allowance for credit losses; the determination of fair value for financial instruments; the valuation of goodwill and other intangible assets; the accounting for pension and postretirement benefits and the accounting for income taxes. Because of the uncertainty of estimates involved in these matters, we may be required to do one or more of the following: significantly increase the allowance for credit losses and/or sustain credit losses that are significantly higher than the reserve provided; recognize significant impairment on our goodwill and other intangible asset balances; or significantly increase our accrued taxes liability.

Our business could suffer if we fail to attract and retain skilled people.

     Our success depends, in large part, on our ability to attract and retain key people. Competition for the best people in most activities in which we engage can be intense. We may not be able to hire the best people or to retain them.

We rely on other companies to provide key components of our business infrastructure.

     Third party vendors provide key components of our business infrastructure such as internet connections, network access and mutual fund distribution. While we have selected these third party vendors carefully, we do not control their actions. Any problems caused by these third parties, including as a result of their not providing us their services for any reason or their performing their services poorly, could adversely affect our ability to deliver products and services to our customers and otherwise to conduct our business. Replacing these third party vendors could also entail significant delay and expense.

Significant litigation could have a material adverse effect on us.

     We face legal risks in our business, and the volume of claims and amount of damages and penalties claimed in litigation and regulatory proceedings against financial institutions remain high. Substantial legal liability or significant regulatory action against us may have material adverse financial effects or cause significant reputational harm to us, which in turn could seriously harm our business prospects.

We face systems failure risks as well as security risks, including “hacking” and “identity theft.”

     The computer systems and network infrastructure we and others use could be vulnerable to unforeseen problems. These problems may arise in both our internally developed systems and the systems of our third-party service providers. Our operations are dependent upon our ability to protect computer equipment against damage from fire, power loss or telecommunication failure. Any damage or failure that causes an interruption in our operations could adversely affect our business and financial results. In addition, our computer systems and network infrastructure present security risks, and could be susceptible to hacking or identity theft.

Differences in interpretation of tax laws and regulations may adversely impact our financial statements.

     Local, state or federal tax authorities may interpret tax laws and regulations differently than we do and challenge tax positions that we have taken on our tax returns. This may result in the disallowance of deductions or differences in the timing of deductions and result in the payment of additional taxes, interest or penalties that could materially affect our performance.

Changes in accounting standards could materially impact our financial statements.

     From time to time the Financial Accounting Standards Board “FASB” changes the financial accounting and reporting standards that govern the preparation of our financial statements. These changes can be hard to predict and can materially impact how we record and report our financial condition and results of operations. In some cases, we could be required to apply a new or revised standard retroactively, resulting in changes to previously reported financial results, or a cumulative charge to retained earnings.

We may not be able to successfully integrate bank or nonbank mergers and acquisitions.

     Difficulties may arise in the integration of the business and operations of bank holding companies, banks and other nonbank entities we acquire and, as a result, we may not be able to achieve the cost savings and synergies that we expect will result from such transactions. Achieving cost savings is dependent on consolidating certain operational and functional areas, eliminating duplicative positions and terminating certain agreements for outside services. Additional operational savings are dependent upon the integration of the acquired or merged entity’s businesses with us or one of our subsidiaries, the conversion of core operating systems, data systems and products and the standardization of business practices. Complications or difficulties in the conversion of the core operating systems, data systems and products may result in the loss of customers, damage to our reputation within the financial services industry, operational problems, one-time costs currently not anticipated or reduced cost savings resulting from such mergers or acquisitions. Annual cost savings in each such transaction may be materially less than anticipated if the holding company, bank merger or nonbank merger or acquisition is delayed unexpectedly, the integration of operations is delayed beyond what is anticipated or the conversion to a single data system is not accomplished on a timely basis.

     Difficulty in integrating an acquired company may cause us not to realize expected revenue increases, cost savings, increases in geographic or product presence and/or other projected benefits from the acquisition. The integration could result in higher than expected deposit attrition, loss of key employees, disruption of our businesses or the businesses of the acquired company, or otherwise adversely affect our ability to maintain relationships with customers and employees or achieve the anticipated benefits of the acquisition. Also, the negative effect of any divestitures required by regulatory authorities in acquisitions or business combinations may be greater than expected.

We may not receive the regulatory approvals required to complete a bank merger.

     We must generally receive federal regulatory approval before we can acquire a bank or bank holding company. In determining whether to approve a proposed bank acquisition, federal bank regulators will consider, among other factors, the effect of the acquisition on competition, financial condition and future prospects including current and projected capital ratios and levels, the competence, experience and integrity of management and record of compliance with laws and regulations, the convenience and needs of the communities to be served, including the acquiring institution’s record of compliance under the Community Reinvestment Act and the effectiveness of the acquiring institution in combating money laundering activities. In addition, we cannot be certain when or if, or on what terms and conditions, any required regulatory approvals will be granted. In specific cases we may be required to sell banks or branches, or take other actions as a condition to receiving regulatory approval.

Our stock price can be volatile.

Our stock price can fluctuate widely in response to a variety of factors including:

  actual or anticipated variations in quarterly operating results;
  recommendations by securities analysts;
  new technology used, or services offered, by competitors;
  significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving us or our competitors;
  failure to integrate acquisitions or realize anticipated benefits from acquisitions;
  operating and stock price performance of other companies that investors deem comparable to us;
  news reports relating to trends, concerns and other issues in the financial services industry;
  changes in government regulations; and
  geopolitical conditions such as acts or threats of terrorism or military conflicts.
     General market fluctuations, industry factors and general economic and political conditions and events, such as economic slowdowns or recessions, interest rate changes, credit loss trends, or currency fluctuations could also cause our stock price to decrease regardless of our operating results.

Risk Factor Related to Acquisition Transactions

Former owners of an acquired business may not have a significant impact on certain governance matters.

       Following an acquisition or business combination transaction contemplated by this prospectus, owners of an acquired business, in the aggregate, may become owners of a small portion of the outstanding shares of our common stock. Under such circumstances, former owners of an acquired business will not have a significant impact on the election of directors or on whether future proposals to our shareholders are approved or rejected.

FORWARD-LOOKING STATEMENTS

     This prospectus, each prospectus supplement and the documents we file or have filed with the SEC that are incorporated herein by reference include forward-looking statements within the meaning of Section 27A of the Securities Act or Section 21E of the Securities Exchange Act of 1934, as amended. For this purpose, any statements regarding our financial condition, results of operations and businesses contained in this prospectus, any prospectus supplement or any of the documents we file or have filed with the SEC that are incorporated herein by reference, other than historical facts, are forward-looking statements made under the provisions of The Private Securities Litigation Reform Act of 1995. In some cases, words such as “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or other comparable words identify forward-looking statements. Forward-looking statements involve certain risks and uncertainties and are based on the beliefs and assumptions of our management and the information available to management at the time that these disclosures were prepared. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following:

  general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit or other services;

  changes in the interest rate environment may reduce net interest margins and/or the volumes and values of loans made or held as well as the value of other financial assets held;
  competitive pressures among depository and other financial institutions may increase significantly;
  legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which we are engaged;
  local, state or federal taxing authorities may take tax positions that are adverse to us;
  adverse changes may occur in the securities markets;
  our competitors may have greater financial resources and develop products that enable them to compete more successfully;
  costs or difficulties related to the integration of our businesses and our merger partners may be greater than expected;
  expected cost savings associated with completed mergers may not be fully realized or realized within the expected time frames; and
  deposit attrition, customer loss and/or revenue loss following completed mergers may be greater than expected.

     These and other risks and uncertainties are described in more detail under the caption “Risk Factors” in this prospectus, our most recent annual report on Form 10-K and in subsequent filings that we make with the SEC, and may also be described in any applicable prospectus supplement. As a result of the risks and uncertainties, the results or events indicated by the forward-looking statements may not occur. We caution you not to place undue reliance on any forward-looking statement.

     Any forward-looking statements in this prospectus, any prospectus supplement or any of the documents we file or have filed with the SEC that are incorporated herein by reference represent our views only as of the respective dates of those documents and should not be relied upon as representing our views as of any subsequent date. We anticipate that subsequent events and developments may cause our views to change. Although we may elect to update these forward-looking statements publicly at some point in the future, whether as a result of new information, future events or otherwise, we specifically disclaim any obligation to do so, except as required by applicable law. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

THE OFFERING

       We are offering shares of our common stock that we may issue from time to time in connection with acquisitions by us or our subsidiaries of other businesses and properties and interests in other businesses and properties. We expect the terms of such acquisitions will be determined by direct negotiations with the owners or controlling persons of the businesses or assets we may acquire. When we issue common stock under the registration statement we may provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”

USE OF PROCEEDS

       This prospectus relates to common stock that we may offer from time to time in connection with acquisitions of businesses, assets or securities of other companies whether by purchase, merger or any other form of acquisition or business combination. We will not receive any proceeds of these offerings other than the value of the assets, businesses or securities we or our subsidiaries acquire. If a selling shareholder were to use this prospectus in a public reoffering or resale of shares of common stock acquired pursuant to this prospectus, we would not receive any proceeds from that sale.

DESCRIPTION OF CAPITAL STOCK

General

     Our authorized capital stock consists of 1,000,000,000 shares of BB&T common stock, par value $5.00 per share, and 5,000,000 shares of preferred stock, par value $5.00 per share. As of September 30, 2008, there were 552,258,610 shares of our common stock issued and outstanding. There were no shares of our preferred stock issued and outstanding as of such date.

Common Stock

     Each share of our common stock is entitled to one vote on all matters submitted to a vote at any meeting of shareholders. Holders of our common stock are entitled to receive dividends when, as, and if declared by our Board of Directors out of funds legally available for the payment of dividends and, upon liquidation, to receive pro rata all assets, if any, of BB&T available for distribution after the payment of necessary expenses and all prior claims. Holders of our common stock have no preemptive rights to subscribe for any additional securities of any class that we may issue, nor any conversion, redemption or sinking fund rights. Holders of our common stock have no right to cumulate votes in the election of directors. The rights and privileges of holders of our common stock are subject to any preferences that our Board of Directors may set for any series of our preferred stock that we may issue in the future.

     The transfer agent and registrar for our common stock is Branch Banking and Trust Company. We intend to apply for the listing on the NYSE, subject to official notice of issuance, of the shares of our common stock to be issued under this prospectus.

Preferred Stock

     Under our Amended and Restated Articles of Incorporation, we may issue shares of our preferred stock in one or more series as may be determined by our Board of Directors. Our Board of Directors may also establish, from time to time, the number of shares to be included in each series and may fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions on such shares, and may increase or decrease the number of shares of any series without any further vote or action by the shareholders. Any of our preferred stock issued may rank senior to our common stock with respect to the payment of dividends or amounts paid upon liquidation, dissolution or winding up of us, or both. In addition, any shares of our preferred stock may have class or series voting rights. Under certain circumstances, the issuance of shares of our preferred stock, or merely the existing authorization of our Board of Directors to issue shares of our preferred stock, may tend to discourage or impede a merger or other change in control of us.

Anti-takeover Provisions

     Provisions of the North Carolina Business Corporation Act, or NCBCA, and our Amended and Restated Articles of Incorporation and Bylaws described below may be deemed to have an anti-takeover effect and, together with the ability of our Board of Directors to issue shares of our preferred stock and to set the voting rights, preferences and other terms of our preferred stock, may delay or prevent takeover attempts not first approved by our Board of Directors. These provisions also could delay or deter the removal of incumbent directors or the assumption of control by shareholders. We believe that these provisions are appropriate to protect the interests of us and our shareholders.

       Control Share Acquisition Act

     The Control Share Acquisition Act of the NCBCA may make an unsolicited attempt to gain control of us more difficult by restricting the right of specified shareholders to vote newly acquired large blocks of stock. The Act is triggered upon the acquisition by a person of shares of voting stock of a covered corporation that, when added to all other shares beneficially owned by the person, would result in that person holding one-fifth, one-third or a majority of the voting power in the election of directors. Under the Act, the shares acquired that result in the crossing of any of these thresholds have no voting rights until they are conferred by the affirmative vote of the holders of a majority of all outstanding voting shares, excluding those shares held by any person involved or proposing to be involved in the acquisition of shares in excess of the thresholds, any officer of the corporation and any employee of the corporation who is also a director of the corporation. If voting rights are conferred on the acquired shares, all shareholders of the corporation have the right to require that their shares be redeemed at the highest price paid per share by the acquiror for any of the acquired shares.

       Provisions Regarding the BB&T Board

     Our Bylaws provide for a board of directors having not less than three nor more than 25 members as determined from time to time by vote of a majority of the members of our Board of Directors or by resolution by our shareholders. Each director is elected to serve for a term of one year, with each director’s term to expire at the annual meeting next following the director’s election as a director when a successor may be elected and qualified, unless the director dies, resigns, retires or is disqualified or removed before that meeting. Under our Bylaws, our directors may be removed only for cause and only by the vote of a majority of the outstanding shares entitled to vote in the election of directors.

       Meeting of Shareholders; Shareholders’ Nominations and Proposals

     Under our Bylaws, meetings of the shareholders may be called only by our Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Secretary or our Board of Directors. Our shareholders may not request that a special meeting of shareholders be called. This provision could delay shareholder actions that are favored by the holders of a majority of our outstanding voting securities until the next annual shareholders’ meeting.

     The procedures governing the submission of nominations for directors and other proposals by shareholders may also have a deterrent effect on shareholder actions designed to result in change of control in us. Our Bylaws establish advance notice procedures for shareholder proposals and the nomination, other than by or at the direction of the Board or one of its committees, of candidates for election as directors. Our Bylaws provide that a shareholder wishing to nominate a person as a candidate for election to the Board must submit the nomination in writing to the Secretary of BB&T at least 60 days but no more than 90 days before the one-year anniversary of the most recent annual meeting of shareholders, together with certain biographical information about the candidate and the shareholder’s name and shareholdings. Nominations that are not made in accordance with the foregoing provisions may be ruled out of order by the presiding officer or the Chairman of the meeting. In addition, a shareholder intending to make a proposal for consideration at a regularly scheduled annual meeting of shareholders that is not intended to be included in the proxy statement for such meeting must notify the Secretary of BB&T in writing at least 60 days but no more than 90 days before the one year anniversary of the most recent annual meeting of shareholders of the shareholder’s intention. The notice must contain: (1) a brief description of the proposal, (2) the name and shareholdings of the shareholder submitting the proposal and (3) any material interest of the shareholder in the proposal.

ACQUISITION TRANSACTIONS

     We propose to issue and sell the shares of common stock offered by this prospectus in connection with acquisitions of other businesses, or their assets or securities. We will offer the shares of common stock on terms to be determined at the time of sale. These shares of common stock may be issued in business acquisitions structured in a variety of ways, such as:

  in exchange for shares of capital stock, partnership interests or other interests representing an equity interest, direct or indirect, in other business entities;
  in a merger of such other entities with us or one of our subsidiaries;
  in exchange for assets used in or related to such other entities; or
  otherwise pursuant to agreements providing for the acquisitions.

      The consideration for the acquisitions may consist of common stock, cash, notes or other evidences of indebtedness, assumption of liabilities or a combination of common stock, cash, notes or other evidences of indebtedness, or assumption of liabilities. In addition, we may lease property from, and enter into management agreements and consulting and noncompetition agreements with, the former owners and key executive personnel of the businesses to be acquired. The terms of the acquisitions and of the issuance of any shares of common stock in connection with acquisitions will generally be determined by direct negotiations with the owners of the business or assets to be acquired or, in the case of entities which are more widely held, through exchange offers to stockholders or documents soliciting the approval of statutory mergers, consolidations or sales of assets. We expect that the shares of common stock issued in any acquisition will be valued at a price reasonably related to the market value of our common stock. The value will be determined either when the terms of the acquisition are tentatively or finally agreed to, when the acquisition is completed, when we issue the shares or during some other negotiated period. We do not expect to pay underwriting discounts or commissions, although we may pay finders’ fees from time to time in connection with certain acquisitions. Any person receiving finders’ fees or brokers’ commissions may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, and any profit on the resale of securities purchased by them may be considered underwriting commissions or discounts under the Securities Act of 1933, as amended.

     In an effort to maintain an orderly market in our securities or for other reasons, we may negotiate agreements with persons receiving common stock covered by this prospectus and any prospectus supplement that will limit the number of shares that they may sell at specified intervals. These agreements may be more or less restrictive than restrictions on sales made under the exemption from registration requirements of the Securities Act, including the requirements under Rule 144 and Rule 145, and the persons party to these agreements may not otherwise be subject to the requirements of the Securities Act of 1933, as amended. We anticipate that, in general, negotiated agreements will be of limited duration and will permit the recipients of securities issued in connection with acquisitions to sell up to a specified number of shares per week or business day or days. We may also determine to waive any such agreements without public notice.

RESTRICTIONS ON RESALE

     The issuance of shares of BB&T common stock offered by this prospectus will be registered under the Securities Act, and the shares of BB&T common stock so issued will be freely transferable under the Securities Act, except for shares of BB&T common stock issued to any person who is deemed to be an “affiliate” of BB&T. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control with BB&T and may include directors, certain executive officers and significant shareholders of BB&T. Affiliates may not sell their shares of BB&T common stock, except pursuant to:

  an effective registration statement under the Securities Act covering the resale of those shares;
  in compliance with Rule 144 under the Securities Act; or
  any other applicable exemption under the Securities Act.

LEGAL MATTERS

     The legality of the shares of BB&T common stock being registered has been passed upon for BB&T by Frances B. Jones, Executive Vice President, Corporate Secretary, General Counsel and Chief Corporate Governance Officer of BB&T. At the time of rendering the legal opinion, Ms. Jones owned shares of common stock and held options to purchase additional shares of common stock representing an interest in BB&T in excess of $50,000.

EXPERTS

     The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of BB&T incorporated in this prospectus by reference to BB&T’s Annual Report on Form 10-K for the year ended

December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may read and copy any of these documents at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. Our SEC filings also are available through the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-4 with the SEC relating to the offering of common stock pursuant to this prospectus. The registration statement contains information not found in this prospectus. For further information, you should refer to the registration statement, which you can inspect and copy in the manner and at the sources described above. Any statements we make in this prospectus or that we incorporate by reference concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete and, in each instance, reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

     The registration statement we have filed with the SEC utilizes the “shelf” registration process. Additional prospectuses or prospectus supplements may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a later prospectus supplement. You should read this prospectus together with additional information described under the heading “Incorporation of Certain Documents by Reference.”

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the SEC later will automatically update and supersede this information. We incorporate by reference the BB&T documents listed below and any future filings made by BB&T with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, subsequent to the filing of the registration statement of which this prospectus is a part:

  Our annual report on Form 10-K for the year ended December 31, 2007, filed with the SEC on February 28, 2008;
  Our quarterly report on Form 10-Q for the quarter ended March 31, 2008, filed with the SEC on May 8, 2008; and our quarterly report on Form 10-Q for the quarter ended June 30, 2008, filed with the SEC on August 7, 2008;
  Our current reports on Form 8-K filed on January 4, 2008 and January 24, 2008, current report on Form 8-K/A filed on January 24, 2008, and current reports on Form 8-K filed on March 11, 2008, April 22, 2008, May 5, 2008, July 25, 2008, August 28, 2008, September 10, 2008 and October 28, 2008; and
  Our registration statement on Form 8-A (describing our common stock) filed with the SEC on September 4, 1991.

       All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act with the SEC (excluding any information in such documents or exhibits thereto furnished to, but not filed with, the SEC) after the filing date of the initial registration statement and after the date of this prospectus (but prior to the termination of this offering) shall be deemed to be incorporated into this prospectus by reference and to be a part of this prospectus from the date of filing of the documents. Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference into this prospectus, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

       This prospectus incorporates documents by reference that are not delivered herewith. Copies of these documents, other than the exhibits thereto (unless the exhibits are specifically incorporated by reference in the documents), are available upon written or oral request, at no charge, from us. Requests for these copies should be directed to: BB&T Corporation, 150 South Stratford Road, Suite 300, Winston-Salem, North Carolina 27104, Attention: Shareholder Services, Telephone: 800-213-4314; Email: shareholderservices@bbandt.com.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, such sections provide that: (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense if it is determined as provided by statute that the director or officer meets a certain standard of conduct, except that when a director or officer is liable to the corporation or is adjudged liable on the basis that personal benefit was improperly received by him, the corporation may not indemnify him. A director or officer of a corporation who is a party to a proceeding may also apply to a court for indemnification, and the court may order indemnification under certain circumstances set forth in the statute. A corporation may, in its articles of incorporation or bylaws or by contract or resolution of the board of directors, provide indemnification in addition to that provided by statute, subject to certain conditions.

     BB&T’s bylaws provide for the indemnification of any director or officer of the registrant against liabilities and litigation expenses arising out of his status as such, excluding any liabilities or litigation expenses relating to activities that were at the time taken known or believed by such person to be clearly in conflict with the best interest of BB&T.

     BB&T’s articles of incorporation provide for the elimination of the personal liability of each director of BB&T to the fullest extent permitted by law.

     BB&T maintains directors’ and officers’ liability insurance that, in general, insures: (i) BB&T’s directors and officers against loss by reason of any of their wrongful acts and (ii) BB&T against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and conditions contained in the policy.

     Certain rules of the Federal Deposit Insurance Corporation limit the ability of certain depository institutions, their subsidiaries and their affiliated depository institution holding companies to indemnify affiliated parties, including institution directors. In general, subject to the ability to purchase directors’ and officers’ liability insurance and to advance professional expenses under certain circumstances, the rules prohibit such institutions from indemnifying a director for certain costs incurred with regard to an administrative or enforcement action commenced by any federal banking agency that results in a final order or settlement pursuant to which the director is assessed a civil money penalty, removed from office, prohibited from participating in the affairs of an insured depository institution or required to cease and desist from or take an affirmative action described in Section 8(b) of the Federal Deposit Insurance Act (12 U.S.C. § 1818(b)).

ITEM 21. EXHIBITS

       The following exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-K:

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Articles of Incorporation of the Registrant, as amended, which is incorporated by reference to Exhibit 3(i) to BB&T’s Annual Report on Form 10-K, filed March 7, 2005

3.2	Bylaws of the Registrant, as amended effective October 23, 2007, which are incorporated by reference to Exhibit 3(ii) of the Registrant’s Current Report on Form 8-K filed on October 25, 2007

Exhibit Number	Description of Exhibit
4.1	See Article IV of Exhibit 3.1 (regarding the Registrant’s authority to issue common stock and preferred stock)

4.2	See Article II of Exhibit 3.2 (regarding the rights of shareholders under the Registrant’s Bylaws)

4.3	Subordinated Indenture (including Form of Subordinated Debt Security) between the Registrant and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company), as trustee, dated as of May 24, 1996, which is incorporated by reference to Exhibit 4(d) to the Registration Statement on Form S-3 (File No. 333- 02899)

4.4	Senior Indenture (including form of Senior Debt Security) between the Registrant and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company), as trustee, dated as of May 24, 1996, which is incorporated by reference to Exhibit 4(c) to the Registration Statement on Form S-3 (File No. 333-02899)

4.5	First Supplemental Indenture between the Registrant and U.S. Bank National Association, Trustee, dated as of December 23, 2003, which is incorporated by reference to Exhibit 4 of the Registrant’s Current Report on Form 8-K filed on December 23, 2003

4.6	Second Supplemental Indenture between the Registrant and U.S. Bank National Association, Trustee, dated as of September 24, 2004, which is incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K filed on September 27, 2004

5	Opinion of Frances B. Jones, Esq., Executive Vice President, General Counsel,
Corporate Secretary and Chief Corporate Governance Officer of the Registrant

23.1	Consent of Frances B. Jones, Esq., Executive Vice President, General Counsel, Corporate Secretary and Chief Corporate Governance Officer of the Registrant (included in Exhibit 5)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney

ITEM 22. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in this Registration Statement as of the date it is first used after effectiveness; provided however, that no statement made in a registration statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such date of first use.

       (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

        The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

              (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

              (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

             (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

  (d) The undersigned Registrant hereby undertakes as follows:

       (1) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form; and

         (2) that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The Registrant hereby undertakes that:

       (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

         (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (f) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (g) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (h) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on October 29, 2008.

BB&T CORPORATION

By:	/s/ Christopher L. Henson*
	Name:	Christopher L. Henson
	Title:	Senior Executive Vice President
and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on October 29, 2008.

/s/ John A. Allison IV*		/s/ Christopher L. Henson*
Name:	John A. Allison IV	Name:	Christopher L. Henson
Title:	Chairman of the Board and	Title:	Senior Executive Vice President
	Chief Executive Officer		and Chief Financial Officer
	(principal executive officer)		(principal financial officer)

/s/ Edward D. Vest*		/s/ Jennifer S. Banner*
Name:	Edward D. Vest	Name:	Jennifer S. Banner
Title:	Executive Vice President	Title:	Director
and Corporate Controller
(principal accounting officer)

/s/ Anna R. Cablik*		/s/ Nelle R. Chilton*
Name:	Anna R. Cablik	Name:	Nelle R. Chilton
Title:	Director	Title:	Director

/s/ Ronald E. Deal*		/s/ Tom D. Efird*
Name:	Ronald E. Deal	Name:	Tom D. Efird
Title:	Director	Title:	Director

/s/ Barry J. Fitzpatrick*		/s/ L. Vincent Hackley, PhD. *
Name:	Barry J. Fitzpatrick	Name:	L. Vincent Hackley, PhD.
Title:	Director	Title:	Director

/s/ Jane P. Helm*		/s/ John P. Howe III, M.D. *
Name:	Jane P. Helm	Name:	John P. Howe III, M.D.
Title:	Director	Title:	Director

/s/ James H. Maynard*
Name:	Kelly S. King	Name	James H. Maynard
Title:	Director and Chief Operating Officer	Title:	Director

/s/ Albert O. McCauley*		/s/ J. Holmes Morrison*
Name:	Albert O. McCauley	Name:	J. Holmes Morrison
Title:	Director	Title:	Director

/s/ Nido R. Qubein*		/s/ Thomas N. Thompson*
Name:	Nido R. Qubein	Name:	Thomas N. Thompson
Title:	Director	Title:	Director

/s/ Stephen T. Williams*		*By: /s/ Frances B. Jones
Name:	Stephen T. Williams		Frances B. Jones
Title:	Director		Attorney-in-Fact

EXHIBIT INDEX
to
Registration Statement on Form S-4 of
BB&T Corporation

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Articles of Incorporation of the Registrant, as amended, which is incorporated by reference to Exhibit 3(i) to BB&T’s Annual Report on Form 10-K, filed March 7, 2005

3.2	Bylaws of the Registrant, as amended effective October 23, 2007, which are incorporated by reference to Exhibit 3(ii) of the Registrant’s Current Report on Form 8-K filed on October 25, 2007

4.1	See Article IV of Exhibit 3.1 (regarding the Registrant’s authority to issue common stock and preferred stock)

4.2	See Exhibit 3.2 (regarding the rights of shareholders under the Registrant’s Bylaws)

4.3	Subordinated Indenture (including Form of Subordinated Debt Security) between the Registrant and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company), as trustee, dated as of May 24, 1996, which is incorporated by reference to Exhibit 4(d) to the Registration Statement on Form S-3 (File No. 333-02899)

4.4	Senior Indenture (including form of Senior Debt Security) between the Registrant and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company), as trustee, dated as of May 24, 1996, which is incorporated by reference to Exhibit 4(c) to the Registration Statement on Form S-3 (File No. 333-02899)

4.5	First Supplemental Indenture between the Registrant and U.S. Bank National Association, Trustee, dated as of December 23, 2003, which is incorporated by reference to Exhibit 4 of the Registrant’s Current Report on Form 8-K filed on December 23, 2003

4.6	Second Supplemental Indenture between the Registrant and U.S. Bank National Association, Trustee, dated as of September 24, 2004, which is incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K filed on September 27, 2004

5	Opinion of Frances B. Jones, Esq., Executive Vice President, General Counsel, Corporate Secretary and Chief Corporate Governance Officer of the Registrant

23.1	Consent of Frances B. Jones, Esq., Executive Vice President, General Counsel, Corporate Secretary and Chief Corporate Governance Officer of the Registrant (included in Exhibit 5)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney